SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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WEBEX COMMUNICATIONS, INC.
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(Name of Registrant as Specified In Its Charter)
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WEBEX COMMUNICATIONS, INC.

3979 FREEDOM CIRCLE
SANTA CLARA, CALIFORNIA 95054
(408) 435-7000

April 6, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of WebEx Communications, Inc. that will be held on May 11, 2005, at 10:00 A.M., at the Company’s principal executive offices at 3979 Freedom Circle, Santa Clara, California 95054.

The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON. Your vote is important, so please return your proxy promptly.

The Proxy Statement and the related proxy form, as well as a copy of the Company’s 2004 Annual Report to Stockholders, are being mailed to stockholders entitled to vote at the meeting on or about April 6, 2005.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

Subrah S. Iyar Chairman and Chief Executive Officer

WEBEX COMMUNICATIONS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 11, 2005

To the Stockholders of WebEx Communications, Inc.:

The Annual Meeting of Stockholders of WebEx Communications, Inc., a Delaware corporation (the “Company”), will be held at the principal executive offices of the Company at 3979 Freedom Circle, Santa Clara, California 95054 on Wednesday, May 11, 2005, at 10:00 A.M., Pacific Daylight Time, for the following purposes:

1)	To elect two Class II directors to serve until the 2008 Annual Meeting of Stockholders and thereafter until the their successors are duly elected and qualified;

2)	To ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending
        December 31, 2005; and

3)	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Stockholders of record as of the close of business on March 23, 2005 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 3979 Freedom Circle, Santa Clara, California 95054, for ten days before the meeting.

It is important that your shares are represented at this meeting. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

By Order of the Board of Directors

April 6, 2005	David Farrington Secretary

WEBEX COMMUNICATIONS, INC.
3979 FREEDOM CIRCLE
SANTA CLARA, CALIFORNIA 95054
_____________________________

PROXY STATEMENT
_____________________________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of WebEx Communications, Inc., a Delaware corporation (which we will refer to as the “Company” or “WebEx” throughout this Proxy Statement), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the principal executive offices of the Company at 3979 Freedom Circle, Santa Clara, California 95054, on Wednesday, May 11, 2005, at 10:00 A.M., Pacific Daylight Time, and any postponement or adjournment thereof (the “Annual Meeting”). The Company’s telephone number is (408) 435-7000.

This Proxy Statement, the accompanying form of proxy, and the Company’s Annual Report on Form 10-K containing financial statements and financial statement schedules required to be filed for the fiscal year ended December 31, 2004, are being mailed to stockholders entitled to vote at the meeting on or about April 6, 2005.

The Company will provide copies of exhibits to the Annual Report on Form 10-K to any requesting stockholder upon payment of a reasonable fee and upon request of the stockholder made in writing to WebEx Communications, Inc., 3979 Freedom Circle, Santa Clara, California 95054, Attn: David Farrington, General Counsel. The request must include a representation by the stockholder that, as of March 23, 2005, such stockholder was entitled to vote at the Annual Meeting.

Record Date; Voting Securities

Stockholders of record at the close of business on March 23, 2005 (which we will refer to as the “Record Date” throughout this Proxy Statement) are entitled to vote at the Annual Meeting. As of the close of business on that date, the Company had approximately 45,373,733 shares of common stock, $0.001 par value (the “Common Stock”), issued and outstanding and entitled to vote.

How You Can Vote

Stockholders of record may vote their shares at the Annual Meeting either in person or by proxy. To vote by proxy, stockholders should mark, date, sign and mail the enclosed proxy form in the prepaid envelope. Returning a proxy form will not affect a stockholder’s right to vote if the stockholder attends the Annual Meeting and wants to vote in person. Stockholders holding shares through a bank or broker should follow the voting instructions on the proxy form received.

Revocability of Proxies

The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by (a) filing with the Secretary of the Company (i) a written revocation or (ii) a duly executed proxy bearing a later date or (b) by voting in person at the Annual Meeting.

Required Vote

    Each holder of Common Stock is entitled to one vote for each share held as of the Record Date. Directors are elected by a plurality vote. The two nominees for Class II directors who receive the most votes cast in their favor will be elected to serve as directors. In order to be adopted, the proposal to ratify the Company’s appointment of the designated independent auditors will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Annual Meeting (“Votes Cast”) will be tabulated by the Inspector of Elections (the “Inspector”), with the assistance of the Company’s transfer agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

The Inspector will treat shares that are voted “Withheld” or “Abstain” as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed, returned and not properly revoked, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) “FOR” the election of the two nominees for Class II directors set forth herein; (ii) “FOR” the ratification of KPMG LLP as independent public auditors of the Company for the fiscal year ending December 31, 2005; and (iii) upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof in accordance with the discretion of the proxyholder, but will not otherwise be voted in the election of directors. Proxies that are not returned will not be counted in determining the presence of a quorum and will not be counted toward any vote.

If a broker indicates on the enclosed proxy form or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Solicitation of Proxies

    The expense of printing, mailing proxy materials and soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile or e-mail through its officers, directors or employees, none of whom will receive additional compensation for assisting with such solicitation.

IMPORTANT

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

PROPOSAL 1

ELECTION OF DIRECTORS

Number of Directors and Terms

The Company’s Certificate of Incorporation and Bylaws authorize up to nine (9) members of the Board of Directors, and the current size is set at six (6) board members. The Company’s Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes with the number of directors in each class to be as nearly equal as possible. Each class, Class I, Class II and Class III, currently consists of two (2) directors. The term of office for Class II expires at the annual meeting of stockholders to be held on May 11, 2005, the term of office for Class III expires at the annual meeting of stockholders to be held in 2006 and the term of office for Class I expires at the annual meeting of stockholders to be held in 2007. The members of each class of directors serve staggered three-year terms. A director elected to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve for the remainder of the term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified.

There are two (2) directors in the class, Class II, whose term of office expires in 2005. The nominees for director are Anthony R. Muller, a current Board member who was previously elected by the Company’s stockholders, and Alfred Berkeley, who is currently not a Board member but who upon the review and recommendation of the Company’s Governance and Nominating Committee has been nominated by the Board as a candidate for election to the Board by the stockholders at the Annual Meeting. The other current director in Class II, Jan Baan, will retire from the Board of Directors effective at the time of the Annual Meeting. If elected at the Annual Meeting, each of the nominees would serve until the 2008 Annual Meeting and until his successor is elected and has qualified, or until his earlier death, resignation or removal. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee recommended by the Company’s Governance and Nominating Committee and approved by the Board of Directors to fill the vacancy.

Set forth below is biographical information for each person nominated and each director whose term of office will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the 2008 Annual Meeting

Anthony R. Muller, age 62, has served as a director of WebEx since February 2002. From January 1998 until his retirement in February 2003, Mr. Muller was Executive Vice President and Chief Financial Officer of JDS Uniphase Corporation, a manufacturer of optical products for communications and industrial, commercial and consumer applications. From September 1996 to January 1998, he served as Senior Vice President and Chief Financial Officer of Micro Focus Group Plc., a supplier of software tools. Mr. Muller also serves as a member of the board of directors of Silicon Graphics, Inc., a manufacturer of high performance computing systems. Mr. Muller holds a B.A. degree from the University of Pennsylvania and an M.B.A. degree from Stanford University.

Alfred R. Berkeley III, age 60, is not currently a director of WebEx but has been recommended for nomination as a director by the Company's Governance and Nominating Committee and has been approved for nomination by the WebEx Board of Directors.  From June 2000 to June 2002, Mr. Berkeley served as a member of WebEx’s business advisory group, which group was comprised of non-employee individuals that advised the Company’s management on business strategy and related matters.   The Board has determined that Mr. Berkeley is independent as defined by the listing standards of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. Mr. Berkeley currently serves as Chairman and Chief Executive Officer of e-Xchange Advantage, a privately-held entity which is the sole owner of Pipeline Trading Systems, LLC, a registered Alternative Trading System.  From July 2000 to August 2003, Mr. Berkeley served as Vice Chairman of the Board of the NASDAQ Stock Market, Inc., the world's largest electronic stock market.  From June 1996 to July 2000, Mr. Berkeley served as President of the NASDAQ Stock Market, Inc., and prior to that was a general partner and then managing director of Alex. Brown & Sons, an investment bank subsequently acquired by Deutsche Bank A.G. and whose technology group Mr. Berkeley co-founded in 1975.  Mr. Berkeley also serves on the boards of Princeton Capital Management, Inc., a registered investment advisor; Kintera Inc., a software company; The National Research Exchange, LLC, a registered broker-dealer; and several private organizations.  Mr. Berkeley holds a B.A. degree from the University of Virginia and an M.B.A. from the Wharton School of Finance at the University of Pennsylvania.

Required Vote

The two (2) nominees for Class II directors receiving the highest number of affirmative votes of the shares of the Company’s Common Stock present at the Annual Meeting in person or by proxy and entitled to vote will be elected as the Class II directors. Unless marked to the contrary, proxies received will be voted “FOR” the Board’s nominees.

The Board of Directors recommends a vote “FOR” the election of Anthony R. Muller and Alfred R. Berkeley III as the Class II directors of the Company.

Directors Continuing in Office until the 2006 Annual Meeting

Subrah S. Iyar, age 47, is a co-founder of WebEx and has served as its Chairman and Chief Executive Officer since February 1997. Prior to founding WebEx, Mr. Iyar served as Vice President and General Manager of the Northern California Internet Business division of Quarterdeck Corporation, a software company, from October 1995 until November 1996. From 1983 to 1995, Mr. Iyar held several senior positions in Business Development, Marketing and Sales management at Apple Computer, Inc., a computer hardware company, and Intel Corporation, a semiconductor company. Mr. Iyar holds a B.S. in Electrical Engineering from the Indian Institute of Technology and an M.S. in Computer Engineering from the University of Southwestern Louisiana.

Min Zhu, age 56, is a co-founder of WebEx and has served as its Chief Technical Officer since February 1997. Mr. Zhu also served as President of WebEx from February 1997 to November 2004. Prior to founding WebEx, Mr. Zhu in 1991 co-founded Future Labs, a real-time collaboration software company which was subsequently sold to Quarterdeck in 1996. Mr. Zhu holds an M.S. in Engineering Economic Systems from Stanford University.

Directors Continuing in Office until the 2007 Annual Meeting

Michael T. Flynn, age 56, has served as a director of WebEx since January 2004. Prior to his retirement in March 2004, Mr. Flynn served as an officer of ALLTEL Corporation, an integrated telecommunications provider. From May 2003 to March 2004, Mr. Flynn served as Assistant to the Chief Executive Officer of ALLTEL Corporation. From April 1997 to May 2003, Mr. Flynn served as Group President of Communications of ALLTEL. From June 1994 to April 1997, Mr. Flynn served as President of the Telephone Group of ALLTEL. Mr. Flynn serves on the board of Airspan Networks Inc, a provider of fixed wireless DSL equipment, and on the board of several private companies. Mr. Flynn holds a B.S. in Industrial Engineering from Texas A&M University.

Casimir Skrzypczak, age 64, has served as a director of WebEx since August 2002 and Lead Director since April 2003. Since July 2001, Mr. Skrzypczak has been a general partner of Global Asset Capital Investment, a private equity investment entity. From November 1999 to July 2001, Mr. Skrzypczak was Senior Vice President at Cisco Systems, Inc., a provider of networking products and services. From March 1997 to October 1999, Mr. Skrzypczak served as Corporate Vice President and Group President of Professional Services at Telcordia Technologies, Inc., a supplier of products and services to the telecommunications industry. Prior to joining Telcordia, Mr. Skrzypczak served as Chief Technical Officer of Nynex, a regional telecommunications equipment and services provider and which through merger became part of telecommunications equipment and services provider Verizon Communications. Mr. Skrzypczak serves on the boards of Sirenza Microdevices Inc., a supplier of integrated circuits for the wireless and wireline telecommunications markets, ECI Telecom Ltd, a provider of telecommunications networking solutions, JDS Uniphase Corporation, a manufacturer of fiber-optic products, Somera Communications, Inc, a provider of telecommunications equipment and services, and a number of privately-held technology companies. Mr. Skrzypczak holds a B.S. in Mechanical Engineering from Villanova University and an M.S. in Operations Research from Hofstra University.

There are no family relationships among any of our directors, our nominee for director or our executive officers.

Board Meetings and Committees

The Board of Directors held seven meetings during 2004. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors serve except (i) Min Zhu who attended four of the Board meetings, and (ii) Jan Baan who attended 60% of the Compensation Committee meetings and 50% of the Governance and Nominating Committee meetings. In January 2004, the Company appointed Michael T. Flynn to the Board of Directors. In May 2004, Somshankar Das resigned from the Board of Directors. In 2004 two of our six directors then serving on the Board attended the annual meeting of stockholders.

The Board of Directors has appointed a Compensation Committee, an Audit Committee and a Governance and Nominating Committee. The Board has adopted charters for each of these committees. Copies of the charters of the Audit Committee and the Governance and Nominating Committee are available on our website at www.webex.com on our “Investors” webpage. The information on our website is not incorporated into this Proxy Statement.

Compensation Committee

Number of Members:	Three

Members:	Mr. Baan (not standing for re-election to the Board) Mr. Flynn (since January 2004, and serves as chairman) Mr. Skrzypczak

Number of Meetings:	Five

Functions:
Assists in the implementation of, and provides recommendations with respect to, general and specific compensation policies and practices of the Company for directors, officers and other employees, administers the various incentive compensation and benefit plans and recommends policies relating to such plans. Reviews the performance of and establishes the compensation of the Company’s executive officers including the chief executive officer.

Audit Committee

Number of Members:	Three

Members:	Mr. Flynn (since January 2004) Mr. Muller (chairman) Mr. Skrzypczak

Number of Meetings:	Ten

Functions:
Reviews the scope of the annual audit, monitors the independent auditor’s relationship with the Company, reviews the Company’s internal accounting procedures and financial management practices and processes with the Company’s independent auditors and management, oversees the Company’s internal audit function including compliance with Sarbanes-Oxley-mandated requirements relating to internal control over financial reporting, serves as a confidential communications channel for employee “whistleblower” communications, selects, compensates, evaluates, approves the audit fees of and, when appropriate, replaces the independent auditors engaged to audit the Company’s books and records, and pre-approves non-audit services provided by the independent auditors.

Governance and Nominating Committee

Number of Members:	Three

Members:	Mr. Baan (not standing for re-election to the Board) Mr. Muller Mr. Skrzypczak (chairman)

Number of Meetings:	Four

Functions:
Identifies individuals qualified to become members of the Company’s Board of Directors, recommends the director nominees to be considered for election at the annual meeting of stockholders, develops and recommends to the Company’s Board of Directors a set of corporate governance policies and codes of ethics to be applicable to the Company, evaluates the performance of the Company’s management, and performs such other duties and responsibilities as set forth in the charter of the committee. The Governance and Nominating Committee will consider nominees for the Company’s Board of Directors recommended by the Company’s stockholders.

Compensation of Directors

Directors who are employees of the Company do not receive any cash or other compensation for service on the Board of Directors. The Board adopted a new non-employee director compensation plan which became effective on January 1, 2004. This plan, still in effect, differed from the immediately preceding non-employee director compensation plan in that the current plan reduces the initial option grants awarded to outside directors by 50%, reduces the annual grants given to non-employee directors by 60% and eliminates stock option grants for committee service. In addition, the current compensation plan provides for cash compensation consisting of an annual retainer fee and fees for Board and committee meeting attendance, as described below. Finally, the plan provides for forfeiture of both cash and non-cash compensation in the calendar year following any year in which the non-employee director does not attend at least 75% of the Board meetings. Prior to implementation, the new non-employee director compensation plan was reviewed by, and found to be consistent with the recommendations of, an independent executive compensation consulting firm.

Non-employee directors under the current non-employee director compensation plan receive cash compensation for service on the Board of Directors. The cash compensation consists of the following: (i) an annual retainer fee of ten thousand dollars ($10,000), paid quarterly and paid only if the non-employee director attended at least 75% of the Board meetings held in the prior calendar year, (ii) a board meeting attendance fee of two thousand five hundred dollars ($2,500) for each board meeting attended, (iii) a committee meeting attendance fee of one thousand dollars ($1,000) for each committee meeting attended, and (iv) for committee chairmen only, an additional committee meeting attendance fee of five hundred dollars ($500) for each committee meeting attended. The Company also reimburses each non-employee director for out-of-pocket expenses incurred in connection with attending Board meetings.

In addition, the Board’s Lead Director receives a lead director annual retainer fee of five thousand dollars ($5,000), paid quarterly and paid provided the Lead Director attended at least 75% of the Board meetings held in the prior calendar year. The Company’s Lead Director is the non-employee director designated by the Board of Directors to serve as the principal liaison between the Company and the other non-employee directors, to preside at executive sessions of the non-employee directors, to coordinate the activities of the non-employee directors, to work with the Board chairman and his designees to facilitate information flow to the entire Board, and to set meeting agendas. The Company’s Lead Director is Casimir Skrzypczak.

In addition, non-employee directors also receive non-cash compensation for service on the Board of Directors. Pursuant to the Company’s 2000 Stock Incentive Plan (“2000 Plan”) as amended effective January 1, 2004, non-employee directors of the Company are automatically granted options to purchase shares of the Company’s Common Stock. Under the amended 2000 Plan, each non-employee director who joins the Board on or after January 1, 2004 is granted an option to purchase 30,000 shares of Common Stock on the date on which he or she first becomes a director. In addition, on the first business day following the conclusion of each regular annual meeting of the Company’s stockholders, each non-employee director is automatically granted an additional option to purchase 10,000 shares of Common Stock if two conditions are met: (i) if, as of the annual meeting date, he or she has served as a director for at least six months and he or she will continue to serve on the Company’s Board of Directors, and (ii) if he or she attended at least 75% of the Board meetings held in the prior calendar year. In addition, the Lead Director will automatically receive an option to purchase 5,000 shares of Common Stock on the first business day following the conclusion of each regular annual meeting of the Company’s stockholders if two conditions are met: (i) if, as of the annual meeting date, he or she has served as a director for at least six months and if he or she will continue to serve as Lead Director, and (ii) if he or she attended at least 75% of the Board meetings held in the prior calendar year.

The 2000 Plan provides that options granted to non-employee directors vest in forty-eight (48) equal monthly installments on each monthly anniversary of the date of such option grant. Options granted under the 2000 Plan have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant, have a maximum term of ten (10) years, and become fully vested in the event of a change in control of the Company.

From June 2000 to June 2002, the Board's nominee for election as a director at the Annual Meeting, Alfred Berkeley, served on the Company's business advisory group, which group was comprised of non-employee individuals that advised the Company’s management on business strategy and related matters.  For his service, Mr. Berkeley was granted of an option in June 2000 to purchase 10,000 shares of the Company's Common Stock. The shares subject to this option have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant and vested ratably over a two-year period beginning on the grant date.  Mr. Berkeley has received no compensation from the Company other than the June 2000 stock option grant.

Compensation Committee Interlocks and Insider Participation

During 2004, the Compensation Committee consisted of initially four, and then later in the year three, non-employee directors. In January 2004, Mr. Flynn was appointed to the Board and joined Mr. Baan, Mr. Das and Mr. Skrzypczak on the Compensation Committee. Mr. Das resigned from the Board in May 2004. None of the Compensation Committee members serves as a member of the board of directors or compensation committee of any entity that has one or more other executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Audit Committee Financial Expert

The Audit Committee of our Board of Directors contains at least one “audit committee financial expert”. The name of the Audit Committee financial expert is Anthony Muller, and the Board of Directors has determined that he is “independent” as that term is defined Item 7(d)(3)(iv) of Section 14A of the Securities and Exchange Act, as amended (the “Exchange Act”).

Director Nomination Process

Our Governance and Nominating Committee currently consists of three non-employee directors, Casimir Skrzypczak, Jan Baan and Anthony Muller, each of whom has been determined by the Board to be independent as defined by the listing standards of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. The Governance and Nominating Committee, among its other duties, identifies and evaluates individuals qualified to become members of the Board of Directors, recommends the nominees for director who are considered for election at the annual meeting of stockholders, and recommends potential directors when vacancies arise on the Board. The Board nominates directors for election at each annual meeting and elects new directors to fill vacancies.

The Governance and Nominating Committee will also consider proposals by stockholders of qualified nominees to be director. A stockholder wishing to suggest a qualified nominee may do so by submitting the name of such nominee together with other required information to the Company’s Secretary in accordance with the procedures set forth in the Company's Bylaws. A copy of the Bylaws may be obtained from the Company directly through written request to the Company’s Secretary, sent to our principal executive office at 3979 Freedom Circle, Santa Clara, California 95054. The Bylaws may also be found in the Company’s filings with the Securities and Exchange Commission available at www.sec.gov.

Qualifications that a nominee for director should possess are set forth in our Corporate Governance Policies and include relevant executive-level experience, relevant industry experience, a high level of honesty and integrity, the ability to work with the other members of the Board and Company management in fulfilling Board responsibilities, and availability of and willingness to commit the time necessary to serve as an active member of the Board including service on the Board’s committees. Other than verification of the nominating stockholder’s compliance with the proper nominating procedures, and verification of the nominating person’s status as a stockholder, a candidate for director nominated by a stockholder is evaluated like any other candidate, according to the criteria set forth in the preceding sentence and in our Corporate and Governance Policies.

The text of our Corporate and Governance Policies is posted on our website located at www.webex.com on the “Investors” webpage. The information contained on the website is not incorporated into this Proxy Statement.

One of the director candidates recommended for election at this year’s Annual Meeting, Anthony Muller, is an existing director seeking re-election to the Board. The other candidate recommended by the Board, Alfred Berkeley, is not currently a director and was recommended to the Corporate Governance and Nominating Committee by our Chief Executive Officer Subrah Iyar. Mr. Muller has been a director since February 2002, when he was elected by the Board to fill a vacancy, and was initially recommended to the Board by a non-management director as a candidate to fill a vacancy.

Stockholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communication in writing to: Secretary, WebEx Communications, Inc., 3979 Freedom Circle, Santa Clara, California 95054. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on subject matter.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2003, the Company entered into a software license agreement with Cordys USA Inc., a subsidiary of Cordys Company BV, which agreement was amended in 2005. Under this agreement, the Company licenses from Cordys certain “pre-release” platform software. Pre-release software is software that is still being evaluated by the software developer, with or without the help of outside parties, and which is not yet generally commercially available. The pre-release software licensed from Cordys has been used by the Company in its development of certain internal network operations management and customer order processing applications. The license agreement does not provide for the payment of any cash consideration from the Company to Cordys. Rather, the Company has compensated Cordys in a non-monetary fashion by providing to Cordys evaluations and recommended improvements to the software. Jan Baan, a current member of the Company’s Board of Directors who is retiring from the board effective as of the date of the Annual Meeting, is managing director of the sole shareholder of Cordys. The Company is aware that in certain other instances in which Cordys pre-release software is licensed to a licensee, Cordys does charge the user a license fee, though at a discounted rate compared to the licensing fee rate Cordys would charge for the final version of the software. The Company believes it is difficult to quantify the fair market value of the licensing arrangement, since the software license agreement did not require the Company to make any monetary payment to the licensor, but the Company believes that such value if quantified may have exceeded $60,000.

During 2004, WebEx purchased $28,000 in training services from Cordys. In March 2005, the Company and Cordys amended the license agreement to include three additional software licenses, for which the Company will pay Cordys approximately $54,000 in aggregate licensing fees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 28, 2005 as to shares of Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s executive officers named under “Executive Compensation and Related Information—Summary Compensation Table,” (iii) each of the Company’s directors and nominee for director, and (iv) all directors, nominee for director and executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Applicable percentage ownership is based on 45,259,724 shares of Common Stock outstanding as of February 28, 2005.

Unless otherwise indicated, the address for the following stockholders is c/o WebEx Communications, Inc., 3979 Freedom Circle, Santa Clara, California 95054.

Name and Address of Beneficial Owner:	Shares Beneficially Owned(1)	Percentage Beneficially Owned
5% Stockholders:
Vanenburg Capital Management I B.V.(2)	4,180,133	9.2%
RS Investment Management Co. LLC(3)	3,609,791	8.0

Executive Officers, Directors and Nominee for Director:
Subrah S. Iyar(4)	4,124,830	9.0
Min Zhu(5)	3,771,399	8.2
Michael Everett(6)	108,626	*
Shawn Farshchi(7)	61,083	*
Walt Weisner(8)	4,652	*
Jan Baan(2)(9)	4,305,465	9.5
Michael T. Flynn(10)	13,375	*
Anthony R. Muller(11)	85,145	*
Casimir Skrzypczak(12)	63,457	*
Alfred R. Berkeley III(13)	15,700	*
All directors, nominee for director and executive officers as a group(13 persons)(14)	12,865,401	27.4%
____________________
 * Less than 1% of the outstanding shares of the Company’s Common Stock.
(1)
To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 28, 2005 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing ownership of any other person.

(2)
Principal address is Vanenburgerallee 13, P.O. Box 231, 3880 AE Putten, The Netherlands. Stock ownership based solely on an Amendment to Schedule 13G filed jointly by Vanenburg Capital Management I B.V., Vanenburg Capital Management Holding B.V., Vanenburg Group B.V. and Jan Baan on February 14, 2005, and on various Form 4 filings by Vanenburg Capital Management I B.V. through February 28, 2005. Vanenburg Capital Management I B.V. is the record holder of 4,180,133 shares of Common Stock as of February 28, 2005. By virtue of its relationship as Vanenburg Capital Management I B.V.’s sole stockholder, Vanenburg Capital Management Holding B.V. may be deemed to own beneficially the shares held by Vanenburg Capital Management I B.V. By virtue of its relationship as Vanenburg Capital Management Holdings B.V.’s sole stockholder, Vanenburg Group B.V. may be deemed to own beneficially the shares held by Vanenburg Capital Management I B.V. As the sole director of Vanenburg Capital Management I B.V., Jan Baan may be deemed to own beneficially the shares held by Vanenburg Capital Management I B.V. Each of Vanenburg Capital Management I B.V., Vanenburg Capital Management Holding B.V., Vanenburg Group B.V. and Jan Baan disclaim beneficial ownership of these shares, except to the extent of each person’s pecuniary interest therein.

(3)
Principal address is 388 Market Street, Suite 200, San Francisco, CA 94111. Stock ownership and information based solely on an Amendment to Schedule 13G filed jointly by RS Investment Management Co LLC, RS Investment Management, L.P., and George R. Hecht on February 14, 2005. RS Investment Management Co LLC is the parent company of registered investment advisers whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the stock. RS Investment Management, L.P. is a registered investment adviser and the managing member of registered investment advisers. RS Investment Management Co. LLC is the general partner of RS Investment Management, L.P. George R. Hecht is a control person of RS Investment Management Co. LLC and RS Investment Management, L.P.

(4)
Includes 470,380 shares issuable under immediately exercisable options or options exercisable within 60 days of February 28, 2005. Includes 4,000 shares held in trust for Mr. Iyar’s family for which Mr. Iyar is the trustee.

(5)
Includes 470,380 shares issuable to Mr. Zhu under immediately exercisable options or options exercisable by Mr. Zhu within 60 days of February 28, 2005. Includes 54,166 shares issuable to Yuqing Xu, an employee of the Company and the wife of Mr. Zhu, under immediately exercisable options or options exercisable by Ms. Xu within 60 days of February 28, 2005, and includes 296,173 shares held in the name of Ms. Xu.

(6)    Includes 107,000 shares issuable under immediately exercisable options or options exercisable within 60 days of February 28, 2005.
(7)    Includes 61,083 shares issuable under immediately exercisable options or options exercisable within 60 days of February 28, 2005.
(8)    Includes 4,652 shares issuable under immediately exercisable options or options exercisable within 60 days of February 28, 2005.
(9)    Includes 123,332 shares issuable under immediately exercisable options or options exercisable within 60 days of February 28, 2005.
(10)          Includes 9,375 shares issuable under immediately exercisable options or options exercisable within 60 days of February 28, 2005.
(11)          Includes 83,645 shares issuable under immediately exercisable options or options exercisable within 60 days of February 28, 2005.
(12)          Includes 63,457 shares issuable under immediately exercisable options or options exercisable within 60 days of February 28, 2005.
(13)
Includes 10,000 shares issuable under immediately exercisable options or options exercisable within 60 days of February 28, 2005. Mr. Berkeley is not currently a director of the Company but rather is a nominee for election as director at the 2005 Annual Meeting.

(14)         Includes 1,728,064 shares issuable under immediately exercisable options or options exercisable within 60 days of February 28, 2005.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table summarizes all compensation paid, for the fiscal years ended December 31, 2004, 2003, and 2002, to the Company’s Chief Executive Officer and each of the Company’s other four (4) most highly compensated executive officers. These individuals are referred to as the “named executive officers”. Other than the salary and bonus described below, the Company did not pay any named executive officer in the Summary Compensation Table any fringe benefits, perquisites or other compensation in excess of 10% of that executive officer’s salary and bonus during each of 2004, 2003 and 2002.

Summary Compensation Table

Long Term Compensation
		Annual Compensation			Securities
Name and Principal Position	Year	Salary ($	)	Bonus ($)(1)	Underlying Options (#	)
Subrah S. Iyar Chief Executive Officer	2004 2003 2002	250,000 232,500 184,400		217,799 125,000 —	187,500 — 500

Min Zhu Chief Technical Officer	2004 2003 2002	250,000 232,500 180,000		216,125 125,000 —	187,500 — 500

Michael Everett(2) Chief Financial Officer	2004 2003	244,750 161,805		103,685 49,361	60,000 250,000

Shawn Farshchi(3) Chief Information Officer and VP, Technical Operations	2004 2003	210,000 181,923		36,202 44,977	65,000 120,000

Walt Weisner(4) Vice President, Global Support Services	2004 2003 2002	210,000 164,167 110,475		39,765 46,230 17,000	20,000 40,000 80,000
________________
(1)	Amounts paid as bonuses for services rendered are reported for the year in which they were earned even if they were paid in the following fiscal year.
(2)    Mr. Everett joined the Company in April 2003 and became an executive officer in May 2003.
(3)    Mr. Farshchi joined the Company in January 2003 and became an executive officer in May 2003.
(4)    Mr. Weisner joined the Company in April 2002 and became an executive officer in October 2003.

Stock Options

The following tables set forth information regarding stock options granted to and exercised by the individuals named in the Summary Compensation Table above during 2004, and the number and value of the options held by each individual as of December 31, 2004. All options listed below were granted under the Company’s 2000 Stock Incentive Plan. The percent of total options granted is based on a total of 3,377,919 options granted to employees during 2004. All options were granted at the fair market value on the date of grant.

Option Grants in 2004

	Individual Grants
	Number of Securities Underlying Options	% of Total Options Granted to Employees in	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Granted	Fiscal Year	($/Sh)	Date(1)	5%($)	10%($)
Subrah Iyar(3)	187,500	5.55	20.92	7/22/14	2,466,837	6,251,454
Min Zhu(3)	187,500	5.55	20.92	7/22/14	2,466,837	6,251,454
Michael Everett(4)	60,000	1.78	20.92	7/22/14	789,388	2,000,465
Shawn Farshchi(5)	35,000 30,000	1.04	20.92	7/22/14	460,476	1,166,938
		0.89	24.84	12/16/14	468,652	1,187,657
Walt Weisner(6)	20,000	0.59	20.92	7/22/14	263,129	666,822

(1)    The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(2)
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of five percent (5%) and ten percent (10%) compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of our Common Stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares of Common Stock. The actual gains, if any, on the stock option exercises will depend on the future performance of our Common Stock, the optionee’s continued employment through applicable vesting periods and the date on which the options are exercised.

(3)   Forty percent (40%) of the option vests monthly over a two-year period beginning on the grant date, and the remaining sixty percent (60%) of the option vests monthly over a twelve-month period beginning on the one-year anniversary of the grant date.

(4)   Option vests monthly over a fifteen-month period beginning in 2007 and ending on the four-year anniversary of the grant date.

(5)
The 35,000 share option grant vests monthly over a fifteen-month period beginning in 2007 and ending on the four-year anniversary of the grant date. The 30,000 share option grant vests as to 25% of the option on the one-year anniversary of the date of grant, then monthly thereafter ending on the four-year anniversary of the grant date.

(6)    Option vests monthly over an eight-month period beginning in 2007 and ending on the four-year anniversary of the grant date.

Aggregated Option Exercises in Last Fiscal Year and 2004 Year End Option Values

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options at December 31, 2004 (#)	Value of Unexercised In-the-Money Options at December 31, 2004 ($)(2)
Name	on Exercise (#)	Realized ($)(1)	Exercisable/Unexercisable	Exercisable/Unexercisable
Subrah S. Iyar	110,000	1,407,526	460,380/237,500	704,263/1,607,562
Min Zhu	—	—	570,380/257,500	2,110,063/1,607,512
Michael Everett	13,000	184,827	91,666/205,834	1,241,681/2,157,859
Shawn Farshchi	—	—	56,250/128,750	707,292/906,268
Walt Weisner	47,340	591,570	12,605/79,480	84,636/533,852
____________
(1)	Calculated based on the fair market value of the underlying securities at the exercise date minus the exercise price, multiplied by the number of shares underlying the option.
(2)	Calculated based on the fair market value of the underlying securities at December 31, 2004 ($23.78 per share) minus the exercise price, multiplied by the number of shares underlying the option.

Employment Agreements and Change in Control Arrangements

The Company does not have formal written employment agreements with any of the named executive officers, but does have change in control arrangements with certain of the named executive officers.

Pursuant to the terms of Mr. Iyar’s, Mr. Zhu’s and Mr. Everett’s option agreements, the vesting of 33% of the unvested shares under such agreement will be accelerated upon a change in control of the Company. In addition, in the event of a change in control of the Company all remaining unvested shares will be accelerated in connection with such change in control in the event (i) the optionee is not offered comparable employment with the surviving entity in the San Francisco Bay Area or other agreed-to location, and (ii) the optionee agrees to remain an employee of the surviving entity to provide transition assistance for as long a period as desired by the surviving entity, with such period not to extend beyond the six-month anniversary date of the change in control.

Pursuant to the terms of both of Mr. Farshchi’s, and two of Mr. Weisner’s three, option agreements entered into prior to 2004, if a change in control of the Company occurs the vesting of 33% of the unvested shares subject to such agreements will be accelerated in the event that (i) such person is employed by the surviving entity following the change in control, and (ii) if such person desires to voluntarily terminate his employment with the surviving entity during the first six months following the change in control, such person nevertheless remains an employee of the surviving entity to provide transition assistance for as long a period as desired by the surviving entity, with such period not to extend beyond the six-month anniversary date of the change in control. Mr. Weisner’s other option agreement entered into prior to 2004 provides that, upon a change of control of the Company, 25% of the unvested shares will vest immediately.

        Pursuant to the terms of Mr. Farshchi’s and Mr. Weisner’s option agreements entered into during 2004, the vesting of 25% of the unvested shares under such agreement will be accelerated upon a change in control of the Company. In addition, in the event of a change in control of the Company all remaining unvested shares will be accelerated in connection with such change in control in the event (i) the optionee is not offered comparable employment with the surviving entity in the San Francisco Bay Area or other agreed-to location, or experiences a material reduction in compensation or responsibilities, and (ii) the optionee agrees to remain an employee of the surviving entity to provide transition assistance for as long a period as desired by the surviving entity, with such period not to extend beyond the six-month anniversary date of the change in control.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee of the Company’s Board of Directors sets and administers the policies governing annual compensation of executive officers, considers their performance and makes recommendations regarding their cash compensation and stock options to the full Board of Directors. The Compensation Committee will, pursuant to its charter, periodically review its approach to executive compensation and make changes as competitive conditions and other circumstances warrant, and will seek to ensure the Company’s compensation philosophy is consistent with the Company’s best interests and is properly implemented.

During 2004, Jan Baan, Michael Flynn, and Casimir Skrzypczak served as members of the Compensation Committee. Somshankar Das served as a member of the Committee until May 2004. None of the Board members who served on the Compensation Committee in 2004 had interlocking relationships as defined by the Securities and Exchange Commission.

Compensation Philosophy and Review

In July 2000, the Company completed the initial public offering of its Common Stock and became a reporting company at that time. During the first years of the Company’s existence, the compensation of the executive officers has reflected a private “start-up” company model with the salary component at lower levels and the stock component at higher levels than would be applicable in a more established company environment. As the Company continues to grow and develop, the Company is shifting its compensation plans to mirror those of other publicly traded companies in its sector and to reflect the size and value of the Company.

The Compensation Committee believes that compensation of the Company’s executive officers should (a) encourage creation of stockholder value and achievement of certain corporate objectives, (b) integrate compensation with the Company’s annual and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of those objectives, (c) provide a competitive total compensation package that enables the Company to attract and retain, on a long-term basis, high-caliber personnel and (d) align the interests of executive officers with the long-term interests of stockholders.

To meet these objectives, executive compensation is comprised of three elements (i) base salary, (ii) variable bonus awards payable in cash and (iii) long-term stock-based incentive awards. The Company’s policy is generally to qualify and structure such compensation arrangements so as to qualify for deductibility under Section 162(m) of the Internal Revenue Code. However, the Company reserves the discretion to pay compensation to its executive officers that may not be deductible.

The summary below describes in more detail the factors which the Board considers in establishing each of the three primary components of the compensation package provided to the Company’s executive officers.

Key Elements of Executive Compensation

        The Compensation Committee determined the base salaries and bonuses of the executive officers for fiscal 2004. The Company provides its executive officers with a compensation package consisting of base salary, cash bonus awards and participation in benefit plans generally available to other employees.

Base Salary.    The Compensation Committee reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer and the Chief Technical Officer. The Compensation Committee sets the salary and bonus potential of each executive officer on a case by case basis. Final decisions on base salary adjustments of executive officers other than the Chief Executive Officer and the Chief Technical Officer are made with the Chief Executive Officer’s involvement. In determining the appropriate salary levels for the executive officers, the Compensation Committee considers, among other factors, each executive officer’s relative position, scope of responsibility, historical and expected contributions to the Company, and benchmark data for compensation paid to persons in similar positions in companies of similar size.

Cash Bonus Awards.    The cash bonus awards vary for each of the executive officers. The bonus award depends on the extent to which business and individual performance objectives are achieved. In January 2004, the Compensation Committee approved an Executive Bonus Plan which sets forth criteria for awarding executive bonuses and the manner in which bonuses for the executives are calculated. Under the Executive Bonus Plan, each executive participant is assigned an annual bonus opportunity, which is then divided into four equal quarterly opportunities, based on the executive’s responsibility and competitive compensation norms for the executive’s position. The Compensation Committee sets the annual bonus opportunity for the Company’s Chief Executive Officer and President, and the Chief Executive Officer and President with the consent of the Compensation Committee sets the annual bonus opportunity for each of the other executive officers. Under the Executive Bonus Plan, the Compensation Committee in its discretion awards quarterly cash bonuses to the Company’s Chief Executive Officer and President, using any or all of the following factors: individual performance, performance relative to the operating plan, quarterly financial results, competitive progress, development of the management team, efforts to build long-term stockholder value, and other factors the Compensation Committee deems appropriate. Quarterly cash bonuses are made to executives other than the Chief Executive Officer and President according a formula comprised of each of the following factors: (i) the executive’s compliance with departmental budget spending limits, (ii) the executive’s achievement of individual objectives set quarterly for the executive by the Chief Executive Officer and President in consultation with the executive, and (iii) the Company’s success in meeting the financial performance target set quarterly by the Chief Executive Officer and President with the consent of the Compensation Committee. The Compensation Committee met five times during 2004 and has met in 2005, and during these meetings, as appropriate, reviewed and approved each of the executive bonus awards given for fiscal year 2004 and also approved quarterly changes in Executive Bonus Plan-related targets such as Company revenue targets and individual executive performance objectives.

Stock-based Incentive Awards.    Grants of stock options to executive officers are based upon each executive officer’s relative position, scope of responsibility, historical and expected contributions to the Company, and the executive officer’s existing stock ownership and previous option grants. The Compensation Committee strives to align the interests of the Company’s executive officers with the long-term interests of stockholders through stock option grants. Stock option grants were made during 2004 to each of our executive officers, including those grants disclosed in “Executive Compensation and Related Information” of this Proxy Statement.

Chief Executive Officer Compensation

The Compensation Committee meets without the presence of the Chief Executive Officer to evaluate his performance and uses the same procedures described above in determining his annual compensation package. In December 2002, the Compensation Committee approved an increase in Mr. Iyar’s 2003 salary from $180,000 to $250,000, with an annual target bonus for 2003 of $100,000. In July 2003, the Compensation Committee approved an increase in Mr. Iyar’s 2003 target bonus to $250,000, to be based upon the Company’s financial performance. For 2004, Mr. Iyar’s base salary remained $250,000, and his annual bonus target under the new Executive Bonus Plan was $250,000. The actual bonus paid to Mr. Iyar for 2004 was $217,999, based upon the Compensation Committee’s assessment of criteria set forth in the Executive Bonus Plan consisting of one or more of the following factors: individual performance, performance relative to the operating plan, quarterly financial results, competitive progress, development of the management team, efforts to build long-term stockholder value, and other factors the Compensation Committee deemed appropriate. In addition, during 2004 Mr. Iyar was granted an option to purchase 187,500 shares of the Company’s Common Stock. In each of the decisions regarding Mr. Iyar’s salary and stock option compensation for 2004, the Compensation Committee considered Mr. Iyar’s many accomplishments in helping the Company to grow, in helping the Company achieve its financial goals, and in expanding the depth of the Company’s senior management team as the Company’s business expanded in scope and grew in size. The Compensation Committee also considered Mr. Iyar’s expected contributions to the Company in the future.

Submitted by the Compensation Committee of the Company’s Board of Directors

Michael T. Flynn Jan Baan Casimir Skrzypczak

STOCK PRICE PERFORMANCE GRAPH

The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company’s Common Stock with the Nasdaq Composite Index and a peer group chosen by the Company (the “Peer Group”), assuming an investment of $100 in each on July 28, 2000 (the date of the Company’s initial public offering). No cash dividends have been declared or paid on the Company’s Common Stock. The Company’s Common Stock has been traded on the Nasdaq National Market from July 28, 2000. The Peer Group is comprised of the following two companies: Centra Software, Inc. and Raindance Communications, Inc. The comparisons in the table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.

COMPARISON OF YEARLY PERCENTAGE CHANGE IN THE CUMULATIVE TOTAL STOCKHOLDERS
RETURN ON THE COMPANY’S COMMON STOCK SINCE JULY 28, 2000
WITH THE NASDAQ COMPOSITE INDEX AND PEER GROUP INDEX

CUMULATIVE TOTAL RETURN AT PERIOD END

	7-28-00	12-29-00	6-29-01	12-31-01	6-28-02	12-31-02	6-30-03	12-31-03	6-30-04	12-31-04
WEBX	$100	$149	$191	$177	$114	$107	$99	$144	$155	$170
Peer Group	$100	$33	$108	$81	$45	$25	$33	$39	$25	$27
NASDAQ	$100	$67	$59	$53	$40	$36	$44	$55	$56	$59

The information contained above under the captions “Report of the Compensation Committee of the Board of Directors on Executive Compensation” and “Stock Price Performance Graph” shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except that the Company specifically incorporates it by reference into such filing.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

        The Audit Committee of the Company’s Board of Directors oversees the Company’s financial reporting process on behalf of the Board of Directors. In addition, the Audit Committee provides independent, objective oversight of the Company’s accounting functions and controls. The Audit Committee operates under a written charter adopted by the Board of Directors and which was amended by the Board of Directors and the Audit Committee most recently in November 2002.

During 2004, the Audit Committee consisted of three non-employee directors, Michael Flynn, Anthony R. Muller and Casimir Skrzypczak, each of whom was determined to have been independent as defined by the listing standards of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. Somshankar Das also served on the Audit Committee until his term as director expired in May 2004.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and of the independent auditors. Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon.

In this context, the Audit Committee has met and held discussions with management and the independent auditors regarding the Company’s audited financial statements as of and for the year ended December 31, 2004. In its discussions, management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 and the Sarbanes-Oxley Act of 2002, and had an opportunity to ask questions of the independent auditors relating to such matters.

In addition, the Company’s independent auditors provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee discussed with the independent auditors that firm’s independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining its independence. Upon consideration, the Audit Committee determined that the provision of the services other than the audit services is compatible with maintaining KPMG LLP’s independence.

Based on the Audit Committee’s discussions with management and the independent auditors, the Audit Committee’s review of the representations of management including the collection of managerial-level employee disclosure certificates, and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors

Anthony R. Muller Michael T. Flynn Casimir Skrzypczak
_________________
(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2004. KPMG LLP has audited the Company’s financial statements since 1997. Representatives of KPMG LLP are expected to be present at the Company’s Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as our independent auditor is not required by our Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to stockholders for ratification to permit stockholders to participate in this important decision.

Audit and Non-Audit Fees

Audit Fees.    The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements and internal control over financial reporting for the year ended December 31, 2004, as well as for the reviews of the financial statements included in the Company's Forms 10-Q and Form 10-K during and for the year ended December 31, 2004, were $1,217,000. The aggregate fees billed by KPMG LLP for professional services rendered the for the audit of the Company's annual financial statements for the year ended December 31, 2003, and for the reviews of the financial statements included in the Company's Forms 10-Q and Form 10-K during and for the year ended December 31, 2003, were $550,000. All hours expended on the engagement to audit the Company's financial statements were attributed to work performed by KPMG LLP's full-time, regular employees.

Audit Related Fees. All fees billed for professional services rendered by KPMG LLP that were reasonably related to the performance of the audit or review of the Company's financial statements were reported above as "Audit Fees" during 2004 and 2003.

Tax Fees. The aggregate fees billed for services rendered by KPMG LLP for tax compliance, tax advice, and tax planning during 2004 and 2003 were $211,340 and $172,000, respectively.

All Other Fees.    There were no other fees billed by KPMG LLP during 2004. The aggregate fees billed for services rendered by KPMG LLP other than for the services described above during 2003 were $73,000. The fees in 2003 consisted of advisory services relating to the internal controls governing the Company's computer network security during 2003.

All of the services provided by KPMG LLP were approved by the Audit Committee. The Company’s policy on auditor independence does not permit the employment of its independent auditor for material non-audit related services, except for (i) services which are incidental and directly related to audit activities, and (ii) tax-related activities, including tax compliance and tax planning.

Pre-Approval Policies and Procedures

It is the Company’s policy that all non-audit services to be performed by the Company’s independent auditor be approved in advance by the Audit Committee. The Company’s policy on auditor independence requires that, prior to engaging the independent auditor in any non-audit related activity other than that specifically authorized by the Company’s policy on auditor independence, Company management report to the Audit Committee the nature of the proposed activity, including the reasons why (i) it is necessary or beneficial to the Company to use the independent auditor to engage in such activity, and (ii) the steps being taken to ensure that the engagement of the independent auditor in such activity will not, among other things, violate applicable laws or regulations of the United States and applicable states, or the rules and regulations of the exchanges on which the Company’s securities are listed. In order for the Company to engage the independent auditor in the proposed activity, the Company must obtain Audit Committee approval.

Required Vote

Ratification will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event ratification is not provided, the Audit Committee will review its future selection of the Company’s independent auditors but will not be required to select different independent auditors for the Company.

The Board of Directors recommends a vote “FOR” ratification of KPMG LLP as the Company’s independent auditors.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2006 Annual Meeting must be received by the Secretary of the Company no later than December 7, 2005 in order that they may be included in the Company’s proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in the Company’s proxy statement for the 2006 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Company’s Bylaws provide that the Company must have received the stockholder’s notice not less than 50 days nor more than 75 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 65 days prior to the meeting date, the Company must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided such public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. To the Company’s knowledge, based solely on a review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Rule 16a-3(e) of Exchange Act, the Company believes that all of the Section 16 filing requirements were satisfied for 2004, except for the following: Subrah Iyar, Min Zhu, Michael Everett, Dean MacIntosh, David Farrington, Shawn Farshchi and Walt Weisner did not meet the deadline for filing their respective Forms 4 with respect to option grants made to each of them on the same date in July 2004. These individuals subsequently reported their option grant transactions on a Form 4.

OTHER MATTERS

The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies. Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By order of the Board of Directors

April 6, 2005	Subrah S. Iyar Chairman and Chief Executive Officer

PROXY

WEBEX COMMUNICATIONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes SUBRAH IYAR or DAVID FARRINGTON, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of WebEx Communications, Inc. (the “Company”) to be held at the Company’s offices at 3979 Freedom Circle, Santa Clara, California 95054 on May 11, 2005 at 10:00 a.m., Pacific Daylight Time, or at any postponement or adjournment thereof, and instructs said Proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE THE AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS, FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

☒    Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

1.    Proposal to elect Anthony R. Muller and Alfred R. Berkeley III as the Class II Directors of the Company to serve until the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

FOR all nominees  ☐          ☐ Withheld from all nominees

Instruction:    To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below:

☐ _________________________________________________________________________________________________________________

For all nominees except as noted above.

2.    Proposal to confirm the appointment of KPMG LLP as the Company’s Independent Auditors.

FOR  ☐             AGAINST  ☐            ABSTAIN  ☐
(CONTINUED ON OTHER SIDE)

(CONTINUED FROM OTHER SIDE)

3.    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” the election of directors and “FOR” Proposal 2.

☐  Mark here for address change and note below.

Date:______________________________

__________________________________
Signature

Date:______________________________

__________________________________
Signature

Please sign where indicated below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING
THE ENCLOSED ENVELOPE.